UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NRDC ACQUISITION CORP.
(Exact name of Registrant as specified in its charter)

DELAWARE	26-050060

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, New York	10577

(Address of principal executive offices)	(Zip code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☒

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☐

     Securities Act registration statement file number to which this form relates: 333-144871

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units	American Stock Exchange

Common Stock, $0.0001 par value	American Stock Exchange

Warrants	American Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered

     The securities to be registered hereby are the units, common stock and warrants of NRDC Acquisition Corp. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s registration statement on Form S-1 (File No. 333-144871), as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

EXHIBIT NO.	DESCRIPTION

3.1	Second Amended & Restated Certificate of Incorporation**
3.2	By-Laws*
4.1	Specimen Unit Certificate***
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate***
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant***

*	Incorporated by reference from the Company’s Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on July 26, 2007.

**	Incorporated by reference from Amendment No. 1 to the Company’s Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on September 7, 2007.

***	Incorporated by reference from Amendment No. 2 to the Company’s Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on September 27, 2007.

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 17, 2007	NRDC ACQUISITION CORP.

By: /s/ Richard A. Baker Richard A. Baker Chief Executive Officer

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